As filed with the Securities and Exchange Commission on March 20, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Terns Pharmaceuticals, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	98-1448275
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1065 East Hillsdale Blvd., Suite 100 Foster City, California	94404
(Address of Principal Executive Offices)	(Zip Code)

2021 Incentive Award Plan

2021 Employee Stock Purchase Plan

(Full Title of the Plan)

Amy Burroughs, M.B.A.

Chief Executive Officer

Terns Pharmaceuticals, Inc.

1065 East Hillsdale Blvd., Suite 100

Foster City, California 94404

(650) 525-5535

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Brian A. Johnson Wilmer Cutler Pickering Hale and Dorr LLP 7 World Trade Center 250 Greenwich Street New York, New York 10007 Telephone: (212) 230-8800	Copies to: Elona Kogan, Esq. Chief Legal Officer Terns Pharmaceuticals, Inc. 1065 East Hillsdale Blvd., Suite 100 Foster City, California 94404 (650) 525-5535

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plans are exercised and/or vest.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 5,227,594 shares of the Registrant’s common stock issuable under the following employee benefit plans for which Registration Statements of the Registrant on Forms S-8 (File No. 333-253085, 333-263340 and 333-271944) are effective: (i) the 2021 Incentive Award Plan, as a result of the operation of an automatic annual increase provision therein, which added 4,356,329 shares of common stock, and (ii) the 2021 Employee Stock Purchase Plan, as a result of the operation of an automatic annual increase provision therein, which added 871,265 shares of common stock.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON
FORM S-8

Pursuant to Instruction E of Form S-8, the contents of (i) the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 12, 2021 (File No. 333-253085), (ii) the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 7, 2022 (File No. 333-263340), (iii) the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 15, 2023 (File No. 333-271944) and (iv) the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 14, 2024 (File No. 333-277943) are incorporated by reference herein.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the SEC.

Item 8. Exhibits

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Date	Number	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation.	8-K	2/9/2021	3.1
4.2	Amended and Restated Bylaws.	8-K	10/10/2023	3.1
4.3	Form of Common Stock Certificate.	S-1/A	2/1/2021	4.2
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.				X
23.1	Consent of Independent Registered Public Accounting Firm.				X
23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).				X
24.1	Power of Attorney. Reference is made to the signature page to the Registration Statement.				X
99.1(a)#	2021 Incentive Award Plan.	S-8	2/12/2021	99.2(a)
99.1(b)#	Form of Stock Option Grant Notice and Stock Option Agreement under the 2021 Incentive Award Plan.	S-1/A	2/1/2021	10.5(b)
99.1(c)#	Form of Restricted Stock Award Grant Notice and Restricted Stock Award Agreement under the 2021 Incentive Award Plan.	S-1/A	2/1/2021	10.5(c)
99.1(d)#	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement under the 2021 Incentive Award Plan.	S-1/A	2/1/2021	10.5(d)
99.2#	2021 Employee Stock Purchase Plan.	S-8	2/12/2021	99.3
107	Filing Fee Table				X

# Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on this 20th day of March, 2025.

Terns Pharmaceuticals, Inc.	By:	/s/ Amy Burroughs
Amy Burroughs, M.B.A.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Amy Burroughs and Andrew Gengos, and each of them, with full power of substitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Amy Burroughs	Chief Executive Officer and Director (Principal Executive Officer)	March 20, 2025
Amy Burroughs, M.B.A.
/s/ Andrew Gengos	Chief Financial Officer (Principal Financial and Accounting Officer)	March 20, 2025
Andrew Gengos, M.B.A.

/s/ David Fellows	Chairman of the Board of Directors	March 20, 2025
David Fellows

/s/ Robert Azelby	Director	March 20, 2025
Robert Azelby

/s/ Jeffrey Kindler	Director	March 20, 2025
Jeffrey Kindler, Esq.

/s/ Hongbo Lu	Director	March 20, 2025
Hongbo Lu, Ph.D.

/s/ Jill Quigley	Director	March 20, 2025
Jill Quigley, Esq.

/s/ Radhika Tripuraneni	Director	March 20, 2025
Radhika Tripuraneni, M.D.

/s/ Heather Turner	Director	March 20, 2025
Heather Turner, J.D.